Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of Kura Oncology, Inc. (Kura) for the period from August 22, 2014 (Inception) to December 31, 2014 and the historical financial statements of Zeta Acquisition Corp. III (the Company) for the year ended December 31, 2014. The historical financial statements of Kura for the period from August 22, 2014 (inception) to December 31, 2014 are included as Exhibit 99.1 to this Current Report on Form 8-K. The unaudited pro forma condensed combined statement of operations gives effect to the merger of Kura Operations, Inc., a wholly owned subsidiary of the Company (Merger Sub) with and into Kura, which was consummated on March 6, 2015 (the Merger), as if it had occurred on August 22, 2014 (Kura’s inception).

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of December 31, 2014

Of

Kura Oncology, Inc. and Zeta Acquisition Corp. III

	Kura Oncology, Inc.	Zeta Acquisition Corp. III	Pro Forma Adjustments		New Money Financing, net		Pro Forma Combined
Assets
Current assets:
Cash	$1,123,864	$5,613	$(5,613	)(a)	$49,263,964	(l)	$54,287,828
			(100,000	)(d)
			3,000,000	(e)
			1,000,000	(g)
Accounts receivable, related party	30,139	—	—		—		30,139
Prepaid expenses	42,562	—	—		—		42,562

Total current assets	1,196,565	5,613	3,894,387		49,263,964		54,360,529
Property and equipment, net	26,646	—	—		—		26,646
Other long-term assets	149,949	—	—		—		149,949
Other long-term assets, related party	4,680	—	—		—		4,680

Total assets	$1,377,840	$5,613	$3,894,387		$49,263,964		$54,541,804

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$832,933	$35,304	$(35,304	)(a)	$—		$832,933
Accounts payable, related party	134,563	—	—		—		134,563
Convertible notes payable, related party, current	2,035,565	—	515,365	(e)	—		—
			27,555	(h)
			(2,578,485	)(j)
Convertible notes payable	—	—	2,516,130	(e)	—		—
			1,003,945	(g)
			(3,520,075	)(j)
Notes payable, stockholders	—	125,000	(125,000	)(a)	—		—
Other current liabilities	12,786	—	—		—		12,786

Total current liabilities	3,015,847	160,304	(2,195,869)				980,282

Convertible note payable	—	—	1,008,767	(f)	—		—
			(1,008,767	)(j)
Convertible notes payable, related party	493,418	—	6,534	(h)	—		—
			(499,952	)(j)
Other long-term liabilities	1,294,559	—	(1,000,000	)(f)	—		465,326
			170,767	(i)
Other long-term liabilities, related party	7,500	—	(7,500	)(j)	—		—

Total liabilities	4,811,324	160,304	(3,526,020)		—		1,445,608
Stockholders’ deficit:
Common stock	821	500	(500	)(a)	828	(l)	998
			(780	)(b)
			121	(j)
			8	(k)
Additional paid in capital	236,961	49,500	(49,500	)(a)	49,263,136	(l)	57,515,521
			780	(b)
			(100,000	)(d)
			7,614,658	(j)
			499,986	(k)
Accumulated deficit	(3,671,266)	(204,691)	204,691	(a)	—		(4,420,323)
			(31,495	)(e)
			(8,767	)(f)
			(3,945	)(g)
			(34,089	)(h)
			(170,767	)(i)
			(499,994	)(k)

Total stockholders’ deficit	(3,433,484)	(154,691)	7,420,407		49,263,964		53,096,196

Total liabilities and stockholders’ deficit	$1,377,840	$5,613	$3,894,387		$49,263,964		$54,541,804

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Period from August 22, 2014 (Inception) to December 31, 2014

Of

Kura Oncology, Inc. and For the Year Ended December 31, 2014 of Zeta Acquisition Corp. III

	Kura Oncology, Inc.	Zeta Acquisition Corp. III	Pro Forma Adjustments		Pro Forma Combined
Operating expenses:
Research and development	$2,028,227	$—	$—		$2,028,227
Research and development, related party	624,565	—	—		624,565
General and administrative	1,261,621	23,907	—		1,285,528
General and administrative, related party	19,734	—	—		19,734

Total operating expenses	3,934,147	23,907	—		3,958,054

Other income (expense):
Management fee income, related party	300,000	—	—		300,000
Interest expense, related party	(37,119)	—	—		(37,119)
Interest expense	—	(6,827)	—		(6,827)

Total other income (expense)	262,881	(6,827)	—		256,054

Net loss	$(3,671,266)	$(30,734)	$—		$(3,702,000)

Net loss per common share, basic and diluted	$(12.99)	$—	$—		$(0.38)

Weighted average common shares outstanding, basic and diluted	282,613	—	9,423,372	(c)	9,705,985

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

BALANCE SHEET AND STATEMENT OF OPERATIONS

As of December 31, 2014

Of

Kura Oncology, Inc. and Zeta Acquisition Corp. III

(1)	DESCRIPTION OF TRANSACTIONS AND BASIS OF PRESENTATION:

Pursuant to an Agreement and Plan of Merger dated March 6, 2015 (the Merger Agreement), by and among the Company, Merger Sub and Kura, Merger Sub merged with and into Kura, with Kura remaining as the surviving entity and a wholly-owned operating subsidiary of the Company. The Merger was effective on March 6, 2015, upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware. As part of the Merger, Merger Sub changed its name to Kura Oncology, Inc.

At the effective time of the Merger (the Effective Time), the legal existence of Merger Sub ceased and each share of Kura common stock that was issued and outstanding immediately prior to the Effective Time was automatically exchanged for 0.5 shares of the Company’s common stock. The Company issued an aggregate of 14,508,177 shares of common stock upon such exchange of the outstanding shares of Kura common stock. On a pro forma basis, upon completion of the Merger, there are 14,508,177 shares of Kura issued and 9,975,303 shares outstanding, excluding 4,532,874 shares subject to repurchase.

Further, Kura’s officers and directors became the officers and directors of the Company and the Company adopted the business plan of Kura. Kura is the accounting acquirer (legal acquiree) and the Company is the accounting acquiree (legal acquirer).

Since at completion of the Merger, the Company was a shell corporation, the transaction is being accounted for as a capital transaction. In addition, on March 6, 2015, Kura completed a private placement, in which Kura issued 16,561,396 shares of Kura common stock resulting in gross proceeds of approximately $52.3 million (the New Money Financing). The New Money Financing represented a qualified financing conversion event pursuant to the outstanding convertible promissory notes. As such, upon the closing of the New Money Financing, $7.5 million in principal and $0.1 million in accrued interest automatically converted into an aggregate of 2,409,740 shares of Kura common stock. The shares issued pursuant to the New Money Financing and automatic conversion of convertible promissory notes are included in the shares exchanged for each share of Kura common stock outstanding immediately prior to the Effective Time for one-half (0.5) of a share of common stock of the Company. The Pro Forma Condensed Combined Balance Sheet is presented as if the Merger and New Money Financing occurred on December 31, 2014 and the Statement of Operations for the year ended December 31, 2014 are presented as if the Merger and New Money Financing occurred at August 22, 2014, Kura’s inception.

(2)	PRO FORMA ADJUSTMENTS:

a)	To eliminate the historical stockholders’ equity accounts of the Company, the accounting acquiree. Also, to record the drawdown of the Company’s assets and the liquidation of its liabilities at the time of the Merger per the Merger Agreement.

b)	To adjust common stock for the 0.5 for 1 exchange at the time of the Merger and record common stock of the Company at a par value of $0.0001 per share.

c)	To record shares issued in connection with the New Money Financing, including the conversion of convertible notes, and exchanged for the Company’s common stock on a 0.5 to 1 basis. Also, to record the redemption of the Company’s common shares outstanding of 5,000,000 in connection with the Merger.

d)	To record the payment of $100,000, including $30,000 in fees and expenses, to redeem the shares of common stock of the Company outstanding immediately prior to the Merger.

e)	To record the issuance of a convertible note payable on January 12, 2015 to various persons and entities and to accrue interest for the period of January 12, 2015 to February 28, 2015.

f)	To record the conversion of $1.0 million liability into a convertible note payable on January 20, 2015 pursuant to the terms of the Janssen license agreement and to accrue interest for the period from January 20, 2015 to February 28, 2015.

g)	To record the issuance of convertible notes payable on February 11, 2015 to entities named within the notes and to accrue interest for the period of February 11, 2015 to February 28, 2015.

h)	To accrue interest on convertible notes payable with related party for the period of January 1, 2015 to February 28, 2015.

i)	To record contingent consideration associated with the indexed milestone payment under the UCSF license agreement. This payment would be triggered upon the occurrence of an initial public offering or a change in control event following a qualified financing, as defined in the agreement.

j)	To record the conversion of convertible promissory notes and related accrued interest into Kura common stock at $3.16 per share, followed by the exchange of such shares for shares of common stock of the Company with a par value of $0.0001 per share.

k)	To record contingent consideration triggered by the New Money Financing pursuant to the terms of the Michigan license agreement, as amended, and to record the conversion of such liability into Kura common share at $3.16 per share, followed by the exchange of such shares for shares of common stock of the Company with a par value of $0.0001 per share.

l)	To record the shares of Kura common stock issued on March 6, 2015 at $3.16 per share, net of placement fee, and exchanged for common stock of the Company on a 0.5 for 1 basis with a par value of $0.0001 per share.